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              AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

      This Amendment No. 1 to Stock Purchase Agreement (the
"Amendment") between Orbital Sciences Corporation ("Orbital") and
Orbital Imaging Corporation (the "Company") is entered into as of the 30th day of March, 2000.

                               RECITALS

      WHEREAS, the parties have entered into that certain Stock
Purchase Agreement as of October 26, 1999 (the "Agreement") pursuant to which Orbital agreed to purchase Common Shares (as defined therein) to be issued by the Company.

      WHEREAS, the parties desire to amend the Agreement as set forth below.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

      1.   Definitions.   Unless otherwise defined herein, all
capitalized terms herein shall have the meaning assigned to them in the Agreement.

      2.   Amendment to Article 2.

           (a)  The parties hereby amend the Agreement by deleting
      Section 2.2(a) in its entirety and substituting the following in its place:

                "(a) Purchase. Upon the terms and subject to the conditions herein contained, at the Closing (as defined herein) on the Closing Date (as defined herein), the Company agrees that it will issue and sell to the Purchaser, and the Purchaser agrees that it will acquire and purchase from the Company, at least 250,000 Common Shares. The purchase price of the Common Shares shall be $10.00 per share (the "Per Share Purchase Price"). Except as provided below, the Company shall not be obligated to sell and the Purchaser shall not be obligated to purchase more than an aggregate of 1,250,000 Common Shares.

                     (i) Notwithstanding the foregoing, in the event that the OrbView-4 satellite has not been launched by January 31, 2001, then Orbital's obligation to purchase Common Shares hereunder shall increase by 200,000 Common Shares per month thereafter until either the OrbView-3 or OrbView-4 satellite has been launched; provided however, that under no circumstances shall the Company be obligated to sell nor shall the Purchaser be obligated to purchase more than an aggregate of 2,500,000 Common Shares under this Agreement.


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                     (ii) For purposes of this Section 2.2(a),
                Orbital shall not be deemed to have failed to launch either the OrbView-3 or OrbView-4 Satellites, as the case may be, if such failure is the result of an act of God, the public enemy, embargo, governmental act, fire, accident, war, riot, strikes, inclement weather or other cause of a similar nature that is beyond the control of Orbital, including a decision by ORBIMAGE not to proceed with launch (other than an ORBIMAGE decision not to proceed with launch that can be shown to be attributable to Orbital's performance or to have been within its control or due to its fault or negligence as described in Section 14.3 of the Amended and Restated OrbView System Procurement Agreement between the parties). In such event, Orbital and ORBIMAGE shall agree in good faith to a new launch date to occur as soon as possible after the end of such event. If the applicable satellite has not been successfully launched by such rescheduled date, then Orbital's obligation to purchase additional Common Shares shall commence to increase as described in
                Section 2.2(a)(i) above."

           (b) The parties hereby amend Section 2.2(c) of the Agreement by deleting the third sentence thereof in its entirety and inserting the following in its place:

                "Upon receipt of the Purchase Event Notice, the Purchaser shall elect to purchase Common Shares in an amount not less than 250,000 shares and not more than an aggregate of 1,250,000 shares (as such number may be adjusted pursuant to Section 2.2(a) of this Agreement) (including Common Shares previously purchased pursuant to this Agreement, if any) (the "Election Amount Notice")."

           (c)  The parties hereby amend the Agreement by deleting
Section 2.2(e) in its entirety and substituting the following in its place:

                     "(e) Additional Financings and Series A
           Preemptive Rights. The Company shall use reasonable commercial efforts to consummate one or more financings through the issuance of equity or debt securities of the Company. The Purchaser's obligation to purchase Common Shares pursuant to Section 2.2(b) shall be reduced on a dollar for dollar basis by the net proceeds raised by the Company in any such financing. Furthermore, to the extent that any holders of the Company's Series A Preferred Stock exercise their preemptive rights pursuant to Section 4.1 of the Stockholders Agreement with respect to any Purchase Event, the Purchaser's obligations to purchase Common Shares pursuant to Section 2.2(a) shall be reduced proportionately."

 3.   No Further Changes.

      Except as modified by this Amendment, the Stock Purchase
Agreement remains unmodified and in full force and effect.


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IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to the Stock Purchase Agreement to be executed as of the date first written above.

ORBITAL SCIENCES CORPORATION



By:   /s/ James R. Thompson
      -------------------------------------
      James R. Thompson
      President and Chief Operating Officer


ORBITAL IMAGING CORPORATION


By:   /s/ Armand D. Mancini
      -------------------------------------
      Armand D. Mancini
      Vice President and Chief Financial Officer